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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 24, 2000


                         VPN COMMUNICATIONS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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
         NEVADA                        33-19345-LA                           33-0943718
-------------------------------    --------------------          -----------------------------------
(State or other jurisdiction of    (Commission File No.)         (I.R.S. Employer Identification No.)
incorporation or organization)
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          3200 BRISTOL STREET, SUITE 725, COSTA MESA, CALIFORNIA 92626
          ------------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (714) 540-4444



                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
         ----------------------------------------------

     On May 24, 2000, the Company dismissed its independent accountants, Schvaneveldt & Company. The reports of Schvaneveldt & Company for the fiscal years ended December 31, 1998 and December 31, 1999 contained no adverse opinion, disclaimers of opinion nor were they modified as to uncertainty, audit scope or accounting principles. The decision to dismiss the firm of Schvaneveldt & Company was made by the Board of Directors of the Company. At no time during the engagement of Schvaneveldt & Company as independent accountants for the Company were there any disagreements, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure. The Company provided Schvaneveldt & Company with a copy of this Current Report on Form 8-K prior to filing with the Securities and Exchange Commission and has requested a response thereto by Schvaneveldt & Company. The letter of Schvaneveldt & Company to the Securities and Exchange Commission concerning its dismissal as the Company's principal accountant is attached hereto as Exhibit 16.

     On May 25, 2000, the Company engaged the firm of Kabani & Company, of Fountain Valley, California, as independent accountants for the Company. Prior to May 25, 2000, neither the Company, nor anyone on its behalf, had consulted with Kabani & Company concerning the accounting principles of any specific completed or contemplated transaction, any type of audit opinion on the Company's financial statements or any other material factor which might be considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 7.  FINANCIAL STATEMENTS OR EXHIBITS.
         ---------------------------------

         a.  FINANCIAL STATEMENTS.
             --------------------

             None.

         b.  EXHIBITS.
             --------

             16. Letter of Schvaneveldt & Company to the Securities and Exchange Commission, dated May 25, 2000

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

DATE:   MAY 30, 2000                        VPN COMMUNICATIONS CORPORATION

                                            /S/  E. G. MARCHI
                                            ------------------------
                                            E. G. Marchi, President